Exhibit 99.2

Keystone Acquisition Corp. Announces Closing of $287.5 Million Initial Public Offering Including Exercise of Underwriters’ Over-Allotment Option

NEW YORK, NEW YORK, JUNE 4, 2026 (GLOBE NEWSWIRE) – Keystone Acquisition Corp. (Nasdaq: KEYYU) (the “Company”) today announced the closing of its initial public offering of 28,750,000 units, which includes 3,750,000 units issued pursuant to the exercise by the underwriters of their over-allotment option, at a public offering price of $10.025 per unit. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share.

The units are listed on The Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “KEYYU” on June 3, 2026. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “KEYY” and “KEYYW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 8,468,750 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $8,468,750. Keystone International Acquisition Management LLC, the Company’s sponsor, purchased 5,593,750 of the private placement warrants, Cohen & Company Capital Markets purchased 2,731,250 of the private placement warrants and Clear Street LLC purchased 143,750 of the private placement warrants. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $288,218,750 (or $10.025 per unit sold in the public offering) was placed in trust.

Keystone Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. While the Company may pursue an initial business combination in any sector or geographic region, it intends initially to focus on opportunities in the high growth sectors related to innovation in United States industrial development, with an emphasis on energy transition & critical minerals, shipbuilding & maritime engineering, semiconductors & advanced electronics, digital infrastructure & data centers, and digital assets & crypto treasuries.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, acted as the lead book-running manager of the offering. Clear Street LLC is acting as co-manager for the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination and the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jake Cho

Chief Financial Officer

Keystone Acquisition Corp.

jake.cho@kystinter.com